UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
March 14, 2005

PROTEIN DESIGN LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19756	94-3023969
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

34801 Campus Drive Fremont, California 94555
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(510) 574-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On March 14, 2005, the Company issued a press release (the “Press Release”) announcing the Company’s financial results for the fiscal quarter ended December 31, 2004 (the “Results”) and held a conference call regarding those Results (the “Conference Call”).  The Press Release and a transcript of the Conference Call are attached as Exhibits 99.1 and 99.2, respectively, to this Current report on Form 8-K and are incorporated herein by reference.

 Use of Non-GAAP Financial Information

To supplement the information that is presented in accordance with U.S. generally accepted accounting principles (“GAAP”), in our historical information for the period presented as well as our forward-looking guidance in the press release and conference call, we provide certain non-GAAP financial measures that exclude from the directly comparable GAAP measures certain non-cash charges, including charges related to acquisitions such as acquired in-process research and development and amortization of workforce as well as stock compensation expense.  We believe that these non-GAAP measures enhance an investor’s overall understanding of our financial performance and future prospects by reconciling more closely to the actual cash expenses of the Company in its operations as well as excluding expenses that in management’s view are unrelated to our core operations, the inclusion of which may make it more difficult for investors and financial analysts reporting on the Company to compare our results from period to period.  Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as reported by the Company may not be comparable to similarly titled items reported by other companies.

Item 9.01 Financial Statements and Exhibits.

(c)                             Exhibits.

Exhibit No.	Description

99.1	Press Release, dated March 14, 2004, regarding the fourth quarter 2004 financial results of Protein Design Labs, Inc.

99.2	Transcript of earnings call, held on March 14, 2004, regarding the fourth quarter 2004 financial results of Protein Design Labs, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2005

PROTEIN DESIGN LABS, INC.

	By:	/s/ Sergio Garcia-Rodriguez
Sergio Garcia-Rodriguez Vice President, Legal, General Counsel and Assistant Secretary